                                                                     EXHIBIT 1.1

                        MICHIGAN CONSOLIDATED GAS COMPANY

                            (A MICHIGAN CORPORATION)


                                 DEBT SECURITIES


                               PURCHASE AGREEMENT


                                                                    JUNE 4, 1999


Edward D.  Jones & Co., L.P.
12555 Manchester Road
St. Louis, Missouri 63131

Ladies and Gentlemen:

         Michigan Consolidated Gas Company (the "COMPANY"), a Michigan corporation, confirms its agreement (this "AGREEMENT") with Edward D. Jones & Co., L.P. (the "UNDERWRITER"), with respect to the issue and sale by the Company and the purchase by the Underwriter, acting severally and not jointly, of the principal amount set forth in Schedule II of $55,000,000 aggregate principal amount of the Company's 6.85% Senior Secured Insured Quarterly Notes due 2038 (the "SECURITIES"). The Securities will be issued by the Company under its Indenture, dated as of June 1, 1998, as supplemented by the First Supplemental Indenture, dated as of June 18, 1998 (the "BASE INDENTURE"), between the Company and Citibank, N.A., as trustee (the "TRUSTEE"), and a second supplement to the Base Indenture (the "SECOND SUPPLEMENTAL INDENTURE," and together with the Base Indenture and any amendments or supplements thereto, the "INDENTURE") to be entered into between the Company and the Trustee, which will be secured by the concurrent issuance and delivery to the Trustee of the Company's First Mortgage Bonds, Collateral Series C (the "COLLATERAL BONDS"), issued under and ratably secured by the Indenture of Mortgage and Deed of Trust dated as of March 1, 1944 (the "ORIGINAL SECURED INDENTURE"), as supplemented and amended by thirty-five indentures supplemental thereto, including specifically the Twenty-ninth Supplemental Indenture, and the Thirty-fifth Supplemental Indenture creating the series in which the Collateral Bonds are to be issued (the "THIRTY-FIFTH SUPPLEMENTAL INDENTURE") (the Original Secured Indenture and all supplemental indentures thereto being referred to collectively herein as the "SECURED INDENTURE"), in a principal amount equal to that of and having other terms that mirror those of the Securities. The Company proposes to sell to the Underwriter Securities of the designation, with the terms and the aggregate principal amount specified in Schedule I hereto.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-56333) covering the registration of debt securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the "1933 ACT") including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "RULE 430A INFORMATION") or Rule 434(d) of the 1933 Act Regulations (the "RULE 434 INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, are collectively referred to herein as the "PROSPECTUS"; provided, however, that all references to the "Registration Statement" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "RULE 462(B) REGISTRATION STATEMENT"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the term "PROSPECTUS" shall refer to the final or preliminary prospectus and the applicable term sheet (a "TERM SHEET") and all references in this Agreement to the date of such Prospectus shall mean the date of the applicable Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.  Representations and Warranties.

         (a) The Company represents and warrants to each Underwriter that:

                  (i) No stop order suspending the effectiveness of the Registration Statement or any Rule 464(b) Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and as of the date hereof, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time that the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule

424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 ACT REGULATIONS"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (v) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

                  (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "MATERIAL ADVERSE EFFECT"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular quarterly dividends on the Company's common stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

                  (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

                  (ix) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity, (the "BANKRUPTCY EXCEPTIONS"). The Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xii) The Collateral Bonds have been duly authorized for issuance and delivery to the Trustee, and at the Closing Date will have been duly executed by the Company and, when authenticated in the manner provided for in the Secured Indenture and delivered by the Company as security for the Securities, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Collateral Bonds will be in the form contemplated by, and entitled to the benefits of, the Secured Indenture and conform in all material respects to the description thereof contained in the Prospectus and will be substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xiii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture conforms in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xiv) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date, or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Securities.

                  (xv) The Secured Indenture constitutes a legally valid and enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as set forth in subparagraph xxii below, and in the case of property hereafter acquired, any thereof existing at the time of acquisition.

                  (xvi) None of the Company or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

                  (xvii) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities, the Secured Indenture, the Collateral Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the issuance and delivery of the Collateral Bonds, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound (other than the lien of the Indenture), or to which any property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter of by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective property, assets or operations.

                  (xviii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xix) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                  (xx) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                  (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with (a) the offering, issuance or sale of the Securities under this Agreement,
(b) the issuance and delivery to the Trustee of the Collateral Bonds, or (c) the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

                  (xxii) The Company has good and marketable title to the properties specifically described in and conveyed by the Secured Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Secured Indenture, to permissible encumbrances, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Secured Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except the liens of the Secured Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as do not materially interfere with the conduct of the business of the Company and its subsidiaries.

                  (xxiii) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights (collectively, the "GOVERNMENTAL LICENSES") issued by the Federal Energy Regulatory Commission, the State of Michigan, and all other federal, state, local or foreign regulatory agencies or bodies, governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect except when the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                  (xxiv) The Company is a "public utility company" and a "subsidiary company" of MCN Energy Group Inc. ("MCN"), a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 ACT"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

                  (xxv) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, or (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

                  (xxvi) None of the Company or its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, and upon the issuance and delivery to the Trustee of the Collateral Bonds, none will be, an "investment company" or an entity under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (xxvii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT") or is exempt therefrom.

                  (xxviii) None of the Company and its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxix) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                  (xxx) The Company has authorized all necessary action to be taken by it for the procurement of an irrevocable financial guarantee insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer"), insuring the payment of principal and interest on the Securities, when due.

                  (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to the Underwriter; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per security set forth in
Schedule I hereto, the respective principal amounts of the Securities set forth opposite the name of the such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Delivery of and payment for the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if pricing of the Securities occurs after 4:00 p.m. (Eastern time) on any given day) business day after the date of execution of this Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being referred to herein as the "CLOSING DATE").

         (c) The Collateral Bonds that will secure the obligations of the Company in respect of the Securities will be issued and delivered to the Trustee of the Collateral Bonds on the Closing Date.

         (d) On the Closing Date the Company shall deliver the Securities to The Depository Trust Company, on behalf of the Underwriter, for the account of the Underwriter against payment to the Company by wire transfer of immediately available funds to a bank account designated by the Company.

         (e) Upon delivery, the Securities shall be in registered form and in such denominations as set forth on Schedule I hereto. The certificates representing the Securities shall be registered in the name of Cede & Co. and shall be made available for inspection by the Underwriter in New York, New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Date.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus, including as a part thereof a prospectus supplement relating to the Securities and the Collateral Bonds, to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

         (b) The Company, subject to Section 3(c), will comply with the requirements of Rule 430A or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company will give the Underwriter notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriter with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term
Sheet, amendment, supplement or revision to which the Underwriter or counsel for the Underwriter shall object.

         (d) The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the

Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (g) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

         (h) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders and to deliver to the Underwriter as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (j) On the Closing Date, the Company will issue and deliver the Collateral Bonds to the Trustee as security for the Securities as described in the Prospectus under the caption "Description of the Senior Secured Insured Quarterly Notes--Security; Release Date."

         (k) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (n) So long as any of the Securities are outstanding, to make generally available and, upon request, furnish the Underwriter copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the 1934 Act of the 1934 Act Regulations.

         (o) During a period of fifteen days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, pledge, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of the Underwriter, except for the offer by the Company of $55,000,000 aggregate principal amount of its 6.85% Senior Notes due June 1, 2039.

         (p) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto; (ii) the printing and delivery to the Underwriter of this Agreement, the Indenture and any and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the issuance and delivery of the Collateral Bonds; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, as well as the preparation, issuance and delivery of the certificates for the Collateral Bonds to the Trustee, including any costs, taxes and expenses incident to the issuance and delivery of the Securities; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheet, the Prospectus and any amendments or supplements thereto; (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto; (viii) the fees and disbursements of the Trustee, including the fees and disbursements of counsel to the Trustee; (ix) any fees payable to the Commission; and (x) any fees payable in connection with the rating of the Securities by rating agencies.

                  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriter.

         SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and on the date hereof and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b).

         (b) On the Closing Date the Underwriter shall have received:

                  (1) The favorable opinion, dated as of the Closing Date, of Ronald E. Christian, Esq., Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter, to the effect that:

                                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                                 (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

                                 (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company; under any agreement to which the Company, or any of its subsidiaries is a party, or otherwise.

                                 (v) The Securities are in the form contemplated by the Indenture, have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered by the Company against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. Each holder of the Securities will be entitled to the benefits provided by the Indenture; the form of certificate used to evidence the Securities is in due and proper form and complies with the requirements of the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (vi) The Collateral Bonds are in the form contemplated by the Secured Indenture, have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the trustee under the Secured Indenture in the manner provided for in the Secured Indenture, and issued and delivered by the Company to the trustee as security for the Securities, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The form of certificate used to evidence the Collateral Bonds is in due and proper form and complies with the requirements of the Secured Indenture; and the Collateral Bonds and the Secured Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (vii) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date, or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Securities.

                                 (viii) Except as to property acquired
         subsequent to the date of execution of the Thirty-fifth Supplemental Indenture, the Company has good and marketable title to the property specifically or generally described in the Secured Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Secured Indenture, to permitted liens, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Secured Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

                                 (ix) The Secured Indenture constitutes a legally valid and enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances other than the lien of the Secured Indenture, permitted liens, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, any liens existing thereof or purchase money liens placed thereon at the time of such acquisition as permitted by the grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company.

                                 (x) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to (A) the Secured Indenture and the issuance and delivery of the Collateral Bonds and (B) the Indenture and the issuance and delivery of the Securities, have been paid.

                                 (xi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries and, to the best of such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                                 (xii) This Agreement has been duly authorized, executed and delivered by the Company.

                                 (xiii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or, to the best knowledge of such counsel, threatened by the Commission.

                                 (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Indenture and the Statements of Eligibility on Form T-1 with respect to the Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                                 (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                                 (xvi) The Company meets the registrant
         requirements for use of Form S-3 under the 1933 Act Regulations.

                                 (xvii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the 1939 Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (xviii) The Secured Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions; the Secured Indenture has been duly qualified under the 1939 Act.

                                 (xix) The execution, delivery and performance by the Company of this Agreement; the execution, delivery and performance by the Company of the Indenture, the Securities, the Secured Indenture, the Collateral Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus (including the issuance and sale of the Securities, the issuance and delivery to the Trustee of the Collateral Bonds, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"); and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the properties, assets or operations of the Company or its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any if its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                 (xx) To the best of such counsel's knowledge, there is not any action, suit, proceeding, inquiry or investigation pending or threatened before or by any court or governmental agency or body, domestic or foreign, pending or threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated in this Agreement, the Indenture or the Secured Indenture, or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or its subsidiaries, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                                 (xxi) The information and statements in the Prospectus under the captions "Summary of the Offer," "The Company," "Use of Proceeds," "Description of the First Mortgage Bonds," "Description of the Senior Debt Securities" and the "Description of the Senior Secured Insured Quarterly Notes," to the extent that they involve matters of law, summaries of legal matters, the Company's charter and by-laws, legal documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                                 (xxii) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                                 (xxiii) To the best of such counsel's knowledge and information, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties or assets are bound, except for violations and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

                                 (xxiv) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects. To the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan or credit agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects. No default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in the Secured Indenture, any other contract, indenture, mortgage, agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                                 (xxv) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid), and in connection with the issuance and delivery to the Trustee of the Collateral Bonds, have been taken; and no filing with, authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance and sale of the Securities, the issuance and delivery of the Collateral Bonds, or the performance by the Company of its obligations in this Agreement, the Secured Indenture, the Indenture and the Securities.

                                 (xxvi) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights (collectively, the "GOVERNMENTAL LICENSES") issued by the Federal Energy Regulatory Commission; the State of Michigan, and all other federal, state, local or foreign regulatory agencies or bodies, governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and the Prospectus except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect, except when the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company or its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                                 (xxvii) Each of the Company and its
         subsidiaries has good and marketable title to all material real and personal property owned by each of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company, or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company or such subsidiaries.

                                 (xxviii) The Company is not an "investment company" or an entity under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                                 (xxix) MCN and the Company are presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require either of them to register thereunder.

                                 Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time such Registration Statement became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time the Prospectus were issued, at the time of any such amended or supplemented Prospectus were issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (2) The favorable opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter, in form and substance satisfactory to the Underwriter, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Michigan law upon the opinion of Ronald
E. Christian, Esq., counsel for the Company, which shall be delivered in accordance with Section 5(b)(1) hereof.

         (c) On the Closing Date, the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Underwriter, together with signed or reproduced copies of such letter for the Underwriter, to the effect set forth below and as to such other matters as the Underwriter may reasonably request, that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                  (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

                  (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, for the periods specified in such letter, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited condensed consolidated financial
                  statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus, as amended or supplemented, do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                           (C) any unaudited pro forma consolidated condensed
                  financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (D) as of a specified date not more than five days
                  prior to the date of this Agreement, there has been any decrease or increase in the capital stock or any increase or decrease in long-term debt including capital lease obligations and current maturities (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter;

                           (E) for the period from the date of the latest
                  consolidated financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, to the end of the latest period for which unaudited condensed consolidated financial statements or financial information are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Underwriter, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for increases or decreases which the Prospectus, as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                           (F) the unaudited condensed consolidated financial
                  statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented.

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus, as amended or supplemented, and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) In addition to the limited procedures, reading of minutes, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting and financial records of the Company and its subsidiaries, which appear in the Prospectus, as amended or supplemented, and the Registration Statement, in The Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting and financial records of the Company and its subsidiaries and have found them to be in agreement; and

                  (vi) If applicable and agreed to by the parties to this Agreement, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter.

         (e) On the Closing Date, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

         (f) On the Closing Date, the Underwriter shall have received satisfactory evidence that the Insurance Policy has been issued by the Insurer and confirmation that the Securities shall be rated "Aaa" by Moody's Investors Service Inc. and "AAA" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.; and the Company shall have delivered to the Underwriter a letter, dated the Closing Date, from such rating agencies, in form satisfactory to the Underwriter, confirming that the Securities have such ratings; and since the date of this Agreement there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Securities by any "nationally recognized statistical rating organization"

(as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Securities.

         (g) On the Closing Date, the Underwriter shall have received from Kutak Rock, counsel to the Insurer, an opinion substantially in the form attached hereto as Schedule III.

         (h) On the Closing Date, the Underwriter shall have received a certificate of an appropriate officer of the Insurer, dated as of the Closing Date, to the effect that the information being presented in the Prospectus Supplement is true and accurate in all material respects with respect to the Insurer, that there is no pending litigation against the Insurer that would materially affect the Insurer's ability to perform its obligations, and that all necessary corporate action has been take with respect to the execution, delivery and performance of the Insurance Policy, and that the execution and delivery of the Insurance Policy do not conflict with the organizational documents of the Insurer.

         (i) On the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever, as incurred (including, the fees, expenses and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(e) and 3(g) hereof and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus (or any amendment or supplement thereto) was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriter's respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule II to this Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriter.

         SECTION 9.  Termination of Agreement.

         (a) The Underwriter may terminate this Agreement, by notice to the Company at any time on or prior to the Closing Date, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or any of its affiliates has been suspended or limited by the Commission, the National Association of Securities Dealers, Inc. ("NASD") or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

         (b) The Underwriter may terminate this Agreement, by notice to the Company at any time on or prior to the Closing Date, if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any change or any development which would materially and adversely affect the Insurer's condition (financial or otherwise) or operations or which would materially and adversely affect the Insurer's ability to perform its obligations under the Insurance Policy.

         (c) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Edward D. Jones & Co, L.P. at 12555 Manchester Road, St. Louis, Missouri 63131 with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, attention of William S. Lamb, Esq.; notices to the Company shall be directed to it at Michigan Consolidated Gas Company, 500 Griswold Street, Detroit, Michigan 48226, attention of Ronald E. Christian, Esq., Vice President, General Counsel and Secretary.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, and the Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Underwriter, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal Underwriter, and said controlling persons and officers and directors and their heirs and legal Underwriter, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

         SECTION 13. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Underwriter and the Company in accordance with its terms.

                            Very truly yours,

                            MICHIGAN CONSOLIDATED GAS
                                    COMPANY


                            By:   /s/ Howard L. Dow, III
                                  ---------------------------------------------
                                  Name:    Howard L. Dow, III
                                  Title:  Senior Vice President, Treasurer and
                                           Chief Financial Officer




CONFIRMED AND ACCEPTED,
as of the date first above written:

By: EDWARD D. JONES & CO., L.P.


By:  /s/ James A. Krekeler
     ------------------------------
           Authorized Signatory

                                   SCHEDULE I

UNDERWRITER:          Edward D. Jones & Co, L.P.

PURCHASE PRICE AND DESCRIPTION OF THE SECURITIES:

         TITLE:       6.85% Senior Secured Insured Quarterly Notes due 2038.

         PRINCIPAL AMOUNT:   $55,000,000

         PURCHASE PRICE:     96.85% of the principal amount thereof.

         INDENTURE:  Indenture, dated as of June 1, 1998, between Michigan
                     Consolidated Gas Company and Citibank, N.A., as trustee.

         DATE OF MATURITY:   June 1, 2038

         INTEREST RATE:      6.85%


         INTEREST PAYMENT DATES:  March 1, June 1, September 1 and December 1.


         REDEMPTION PROVISIONS:   As set forth in the Prospectus under the
                                  caption headed "Description of the Senior
                                  Secured Insured Quarterly Notes - Optional
                                  Redemption."


         AUTHORIZED DENOMINATIONS:   $1,000 and integral multiples thereof.


OTHER PROVISIONS:

         TIME AND DATE OF DELIVERY AND PAYMENT:

                  TIME:  9:00 A.M. (Eastern time)

                  DATE:  June 9, 1999

                  LOCATION:  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                             125 West 55th Street
                             New York, NY  10019-5389

         PLACE OF DELIVERY AND PAYMENT:

             DELIVERY:     Edward D. Jones & Co., L.P.
                           c/o The Depository Trust Company
                               55 Water Street
                               New York, New York  10041

             PAYMENT:      Wire Transfer of same day funds.

                                   SCHEDULE II


                                                                                             Principal Amount
            Name of Underwriter                                                             of the Securities
            -------------------                                                             -----------------
Edward D. Jones & Co., L.P................................................                      $55,000,000



Total.....................................................................                      $55,000,000
                                                                                                ===========



                                  SCHEDULE III



                      FORM OF OPINION OF INSURER'S COUNSEL



The opinion of Insurer's counsel shall be to the effect that:



                  1. [Name of Insurer] (the "Corporation") is a stock insurance corporation, duly incorporated and validly existing under the laws of [State], and is licensed and authorized to issue the Insurance Policy under the laws of [State].

                  2. The Insurance Policy has been duly executed and is a valid and binding obligation of the Corporation enforceable in accordance with its terms.

                  3. The Insurance Policy is not required to be registered under the Securities Act.

                  4. The statements set forth under the caption "The Policy and the Insurer" in the Prospectus Supplement dated June 4, 1999 insofar as such statements constitute a description of the Insurance Policy, accurately summarize the Insurance Policy.






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